Exhibit 99.1

First National Corporation Announces Third Quarter Earnings

STRASBURG, Va., October 23, 2019 --- First National Corporation (the “Company” or “First National”) (NASDAQ:FXNC) reported net income of $2.5 million, or $0.50 per diluted share, for the third quarter of 2019, which resulted in a return on average assets of 1.27% and a return on average equity of 13.31%.  This compared to $2.7 million or $0.54 per diluted share, and a return on average assets of 1.41% and a return on average equity of 16.89% for the third quarter of 2018.

Highlights for the third quarter of 2019:

•	Return on average equity of 13.31%
•	Return on average assets of 1.27%
•	Wealth management revenue increased 13%
•	Net interest margin of 3.87%
•	Nonperforming assets decreased to 0.20% of assets

“While our company delivered another quarter of excellent financial performance for our shareholders, the challenges of lower interest rates with a flat or inverted yield curve continue to put pressure on the net interest margin,” said Scott Harvard, president and chief executive officer of First National.  Harvard added, “We are pleased with loan growth of five percent year-to-date, while underlying asset quality remains very good based on all metrics. Management has seen no trends that would indicate forward deterioration in the underlying businesses in our portfolio.”

BALANCE SHEET

Total assets of First National increased $30.7 million, or 4%, to $777.2 million at September 30, 2019, compared to $746.5 million at September 30, 2018. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $31.3 million, or 6%, while securities and interest-bearing deposits in banks decreased $5.6 million, or 4%.

Total deposits increased $18.5 million, or 3%, to $685.6 million at September 30, 2019, compared to $667.1 million at September 30, 2018. There was a slight change in the deposit composition as noninterest-bearing deposits was unchanged at 28% of total deposits, while savings and interest-bearing demand deposits increased from 54% to 55% of total deposits and time deposits decreased from 18% to 17% of total deposits.

Shareholders’ equity increased $11.7 million to $75.3 million at September 30, 2019, compared to $63.7 million one year ago, primarily from a $7.6 million increase in retained earnings and a $3.9 million increase in accumulated other comprehensive income. Tangible common equity totaled $75.1 million at the end of the third quarter, an increase of 19% compared to $63.1 million at September 30, 2018. The Company’s wholly owned subsidiary, First Bank (the “Bank”), was considered well capitalized at September 30, 2019.

ANALYSIS OF THE THREE-MONTH PERIOD

Net interest income was unchanged at $7.1 million for the quarter ended September 30, 2019, compared to the third quarter of 2018. Average earning asset balances increased 4%, while the net interest margin decreased 15 basis points to 3.87%, compared to 4.02% for the same period in 2018. The decrease in the net interest margin resulted from an 18 basis point increase in interest expense as a percent of average earning assets, which was partially offset by a 3 basis point increase in the yield on average earning assets.

The higher yield on average earning assets was attributable to the change in the earning asset composition, as loans increased from 76% to 79% of average earning assets, while interest-bearing deposits in banks and securities decreased from 24% to 21% of average earning assets. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased 29 basis points.

Noninterest income was unchanged at $2.2 million, compared to the same period of 2018. Wealth management fees increased $54 thousand, or 13%, ATM and check card fees increased $46 thousand, or 8%, fees for other customer services increased $34 thousand, or 24%, and income from bank owned life insurance increased $24 thousand, or 22%. These increases were partially offset by a $61 thousand, or 7%, decrease in service charges on deposits and a $79 thousand decrease in other operating income. Other operating income decreased primarily as a result of revenue earned during the prior year from a settlement and release agreement related to brokerage services, which is no longer being earned in the current year.

Noninterest expense increased $236 thousand, or 4%, to $6.2 million, compared to the same period one year ago. The increase was primarily attributable to a $185 thousand, or 6%, increase in salaries and employee benefits, an $86 thousand, or 16%, increase in other operating expense, a $20 thousand, or 16%, increase in marketing expense, and an $18 thousand, or 15%, increase in bank franchise tax expense. The increase in other operating expense was attributable to an increase in fraud losses on ATM and debit card transactions. These increases were partially offset by an $84 thousand decrease in FDIC assessments.

ANALYSIS OF THE NINE-MONTH PERIOD

Net interest income increased $474 thousand, or 2%, to $20.9 million for the nine months ended September 30, 2019, compared to $20.5 million for the same period of 2018. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 2%, and the net interest margin increased 2 basis points to 3.91%. The increase in the net interest margin resulted from a 21 basis point increase in the yield on average earning assets, which was partially offset by a 19 basis point increase in interest expense as a percent of average earning assets.

The higher yield on average earning assets was attributable to a change in the earning asset composition, a 13 basis point increase in the yield on loans, and a 53 basis point increase in the yield on interest-bearing deposits in banks. The change in the earning asset composition favorably impacted the yield on average earning assets as loans increased from 74% to 78% of average earning assets, while interest-bearing deposits in banks and securities decreased from 26% to 22% of average earning assets. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 29 basis points.

Noninterest income decreased to $6.2 million, compared to $6.9 million for the same period of 2018. The decrease was primarily attributable to a $410 thousand decrease in income from bank-owned life insurance, a $337 thousand decrease in other operating income, and a $191 thousand, or 8%, decrease in service charges on deposits. These decreases were partially offset by a $133 thousand, or 11%, increase in wealth management fees, a $62 thousand, or 4%, increase in ATM and check card fees, and a $58 thousand, or 13%, increase in fees for other customer services. The decrease in income from bank-owned life insurance resulted from a death benefit recorded in the first quarter of 2018. The decrease in other operating income was impacted by the termination of the Company’s pension plan and subsequent distribution of plan assets in the prior year, which resulted in a one-time increase in other operating income of $126 thousand during the first quarter of 2018, as well as revenue earned during the prior year from a settlement and release agreement related to brokerage services.

Noninterest expense increased $834 thousand, or 5%, to $18.5 million, compared to $17.7 million for the same period one year ago. The increase was primarily attributable to a $393 thousand, or 4%, increase in salaries and employee benefits, a $208 thousand increase in other operating expense, a $132 thousand, or 21%, increase in legal and professional fees, a $130 thousand, or 33%, increase in marketing expense, a $63 thousand, or 5%, increase in occupancy expense, and a $51 thousand, or 15%, increase in bank franchise tax. The increase in other operating expense was attributable to fraud losses on ATM and debit card transactions, costs of listing the Company’s common stock on the Nasdaq Capital Market stock exchange, and higher education and training expenses. The increase in legal and professional fees resulted primarily from legal costs related to an evaluation of strategic initiatives, an increase in investment advisory costs of the wealth management department, and consulting expenses related to bank compliance testing and implementation of new accounting standards. The increase in investment advisory costs correlated with the increase in wealth management revenue, when comparing the same periods.  The increase in marketing expense was attributable to strategic initiatives. These increases were partially offset by a $128 thousand decrease in FDIC assessments.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan losses recorded during the third quarters of 2019 and 2018. Net charge-offs totaled $83 thousand for the third quarter of 2019 compared to $238 thousand for the same period of 2018. Nonperforming assets totaled $1.6 million, or 0.20% of total assets at September 30, 2019, compared to $2.7 million, or 0.37% of total assets, one year ago. The allowance for loan losses totaled $4.9 million, or 0.86% of total loans, and $4.8 million, or 0.89% of total loans, at September 30, 2019 and 2018, respectively.

The provision for loan losses totaled $200 thousand for the nine-month period ended September 30, 2019, compared to $100 thousand for the same period in 2018. Net charge-offs totaled $297 thousand for the nine months ended September 30, 2019 compared to $625 thousand for the same period of 2018.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ:FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
shavard@fbvirginia.com	sbell@fbvirginia.com

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Income Statement
Interest income
Interest and fees on loans	$7,429	$7,200	$6,996	$7,106	$6,917
Interest on deposits in banks	97	133	110	105	88
Interest on securities
Taxable interest	645	696	737	771	797
Tax-exempt interest	157	159	156	153	156
Dividends	26	26	24	24	23
Total interest income	$8,354	$8,214	$8,023	$8,159	$7,981
Interest expense
Interest on deposits	$1,089	$1,051	$922	$798	$702
Interest on federal funds purchased	1	—	—	—	—
Interest on subordinated debt	90	90	89	91	91
Interest on junior subordinated debt	103	108	111	105	105
Interest on other borrowings	—	—	2	—	—
Total interest expense	$1,283	$1,249	$1,124	$994	$898
Net interest income	$7,071	$6,965	$6,899	$7,165	$7,083
Provision for loan losses	—	200	—	500	—
Net interest income after provision for loan losses	$7,071	$6,765	$6,899	$6,665	$7,083
Noninterest income
Service charges on deposit accounts	$757	$715	$701	$814	$818
ATM and check card fees	586	573	517	642	540
Wealth management fees	477	458	437	443	423
Fees for other customer services	177	153	175	154	143
Income from bank owned life insurance	131	99	103	97	107
Net gains (losses) on securities	—	—	—	(1)	—
Net gains on sale of loans	34	25	22	23	39
Other operating income	29	12	30	107	108
Total noninterest income	$2,191	$2,035	$1,985	$2,279	$2,178
Noninterest expense
Salaries and employee benefits	$3,556	$3,375	$3,443	$3,306	$3,371
Occupancy	398	401	438	424	387
Equipment	410	409	420	410	396
Marketing	143	239	141	155	123
Supplies	86	91	73	91	75
Legal and professional fees	231	303	241	343	229
ATM and check card expense	225	225	216	178	217
FDIC assessment	(6)	35	69	68	78
Bank franchise tax	136	136	130	117	118
Telecommunications expense	82	79	83	79	83
Data processing expense	174	179	173	173	168
Postage expense	43	44	48	51	42
Amortization expense	71	80	90	99	108
Other real estate owned expense (income), net	—	—	—	—	2
Net loss on disposal of premises and equipment	—	—	—	—	2
Other operating expense	637	634	533	587	551
Total noninterest expense	$6,186	$6,230	$6,098	$6,081	$5,950
Income before income taxes	$3,076	$2,570	$2,786	$2,863	$3,311
Income tax expense	583	484	525	542	635
Net income	$2,493	$2,086	$2,261	$2,321	$2,676

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Common Share and Per Common Share Data
Net income, basic	$0.50	$0.42	$0.46	$0.47	$0.54
Weighted average shares, basic	4,966,641	4,963,737	4,960,264	4,957,055	4,955,162
Net income, diluted	$0.50	$0.42	$0.46	$0.47	$0.54
Weighted average shares, diluted	4,969,126	4,965,822	4,964,134	4,960,597	4,958,162
Shares outstanding at period end	4,968,277	4,964,824	4,963,487	4,957,694	4,956,925
Tangible book value at period end	$15.11	$14.60	$13.97	$13.35	$12.72
Cash dividends	$0.09	$0.09	$0.09	$0.05	$0.05

Key Performance Ratios
Return on average assets	1.27%	1.08%	1.21%	1.22%	1.41%
Return on average equity	13.31%	11.76%	13.47%	14.15%	16.89%
Net interest margin	3.87%	3.88%	3.97%	4.05%	4.02%
Efficiency ratio (1)	65.65%	67.94%	67.23%	62.99%	62.68%

Average Balances
Average assets	$780,376	$773,574	$757,910	$753,112	$750,619
Average earning assets	730,865	724,909	709,690	706,323	703,894
Average shareholders’ equity	74,291	71,124	68,089	65,077	62,882

Asset Quality
Loan charge-offs	$156	$219	$228	$374	$295
Loan recoveries	73	68	165	82	57
Net charge-offs	83	151	63	292	238
Non-accrual loans	1,566	1,775	1,915	3,172	2,738
Other real estate owned, net	—	—	—	—	—
Nonperforming assets	1,566	1,775	1,915	3,172	2,738
Loans 30 to 89 days past due, accruing	902	792	1,002	1,446	2,707
Loans over 90 days past due, accruing	113	19	133	235	261
Troubled debt restructurings, accruing	—	—	259	264	269
Special mention loans	1,458	2,610	1,910	2,078	2,718
Substandard loans, accruing	3,758	2,825	3,132	3,522	1,216

Capital Ratios (2)
Total capital	$83,591	$82,078	$80,780	$74,697	$72,807
Tier 1 capital	78,679	77,083	75,834	69,688	68,006
Common equity tier 1 capital	78,679	77,083	75,834	69,688	68,006
Total capital to risk-weighted assets	14.57%	14.24%	14.49%	13.62%	13.25%
Tier 1 capital to risk-weighted assets	13.71%	13.37%	13.60%	12.71%	12.38%
Common equity tier 1 capital to risk-weighted assets	13.71%	13.37%	13.60%	12.71%	12.38%
Leverage ratio	10.09%	9.96%	10.01%	9.26%	9.07%

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Balance Sheet
Cash and due from banks	$11,885	$12,354	$10,862	$13,378	$11,370
Interest-bearing deposits in banks	18,488	10,716	31,833	15,240	10,068
Securities available for sale, at fair value	114,568	119,510	121,202	99,857	102,748
Securities held to maturity, at amortized cost	18,222	18,828	19,489	43,408	44,239
Restricted securities, at cost	1,806	1,701	1,701	1,688	1,590
Loans held for sale	1,098	675	200	419	516
Loans, net of allowance for loan losses	566,341	569,959	545,529	537,847	535,020
Premises and equipment, net	19,946	20,182	20,282	20,066	19,557
Accrued interest receivable	2,053	2,163	2,143	2,113	2,138
Bank owned life insurance	17,324	17,193	17,094	13,991	13,894
Core deposit intangibles, net	231	302	382	472	571
Other assets	5,231	4,801	4,361	4,490	4,743
Total assets	$777,193	$778,384	$775,078	$752,969	$746,454

Noninterest-bearing demand deposits	$189,797	$186,553	$189,261	$181,964	$186,293
Savings and interest-bearing demand deposits	376,047	385,399	377,673	369,383	360,988
Time deposits	119,777	117,863	117,290	119,219	119,823
Total deposits	$685,621	$689,815	$684,224	$670,566	$667,104
Other borrowings	—	—	5,000	—	—
Subordinated debt	4,978	4,974	4,969	4,965	4,961
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,999	1,507	1,878	1,485	1,459
Total liabilities	$701,877	$705,575	$705,350	$686,295	$682,803

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,210	6,206	6,204	6,197	6,196
Surplus	7,648	7,566	7,515	7,471	7,438
Retained earnings	60,314	58,268	56,629	54,814	52,741
Accumulated other comprehensive income (loss), net	1,144	769	(620)	(1,808)	(2,724)
Total shareholders’ equity	$75,316	$72,809	$69,728	$66,674	$63,651
Total liabilities and shareholders’ equity	$777,193	$778,384	$775,078	$752,969	$746,454

Loan Data
Mortgage loans on real estate:
Construction and land development	$45,193	$46,281	$48,948	$45,867	$42,982
Secured by farmland	916	855	883	880	942
Secured by 1-4 family residential	226,828	225,820	217,527	215,945	211,938
Other real estate loans	232,151	236,515	220,513	218,673	223,961
Loans to farmers (except those secured by real estate)	1,461	1,006	806	1,035	937
Commercial and industrial loans (except those secured by real estate)	49,096	48,347	45,239	43,570	41,924
Consumer installment loans	11,040	11,572	11,890	12,061	12,301
Deposit overdrafts	263	208	204	275	249
All other loans	4,305	4,350	4,465	4,550	4,587
Total loans	$571,253	$574,954	$550,475	$542,856	$539,821
Allowance for loan losses	(4,912)	(4,995)	(4,946)	(5,009)	(4,801)
Loans, net	$566,341	$569,959	$545,529	$537,847	$535,020

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$7,429	$7,200	$6,996	$7,106	$6,917
Interest income – investments and other	925	1,014	1,027	1,053	1,064
Interest expense – deposits	(1,089)	(1,051)	(922)	(798)	(702)
Interest expense – federal funds purchased	(1)	—	—	—	—
Interest expense – subordinated debt	(90)	(90)	(89)	(91)	(91)
Interest expense – junior subordinated debt	(103)	(108)	(111)	(105)	(105)
Interest expense – other borrowings	—	—	(2)	—	—
Total net interest income	$7,071	$6,965	$6,899	$7,165	$7,083
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$9	$10	$11	$11	$12
Tax benefit realized on non-taxable interest income – municipal securities	43	42	41	42	41
Total tax benefit realized on non-taxable interest income	$52	$52	$52	$53	$53
Total tax-equivalent net interest income	$7,123	$7,017	$6,951	$7,218	$7,136

FIRST NATIONAL CORPORATION

Year-to-Date Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Nine Months Ended
	September 30,	September 30,
	2019	2018
Income Statement
Interest income
Interest and fees on loans	$21,625	$19,768
Interest on deposits in banks	340	434
Interest on securities
Taxable interest	2,078	2,253
Tax-exempt interest	472	457
Dividends	76	67
Total interest income	$24,591	$22,979
Interest expense
Interest on deposits	$3,062	$1,957
Interest on federal funds purchased	1	—
Interest on subordinated debt	269	269
Interest on junior subordinated debt	322	292
Interest on other borrowings	2	—
Total interest expense	$3,656	$2,518
Net interest income	$20,935	$20,461
Provision for loan losses	200	100
Net interest income after provision for loan losses	$20,735	$20,361
Noninterest income
Service charges on deposit accounts	$2,173	$2,364
ATM and check card fees	1,676	1,614
Wealth management fees	1,372	1,239
Fees for other customer services	505	447
Income from bank owned life insurance	333	743
Net gains on sale of loans	81	63
Other operating income	71	408
Total noninterest income	$6,211	$6,878
Noninterest expense
Salaries and employee benefits	$10,374	$9,981
Occupancy	1,237	1,174
Equipment	1,239	1,239
Marketing	523	393
Supplies	250	243
Legal and professional fees	775	643
ATM and check card expense	666	631
FDIC assessment	98	226
Bank franchise tax	402	351
Telecommunications expense	244	217
Data processing expense	526	500
Postage expense	135	145
Amortization expense	241	359
Other real estate owned expense (income), net	—	(20)
Net loss on disposal of premises and equipment	—	2
Other operating expense	1,804	1,596
Total noninterest expense	$18,514	$17,680
Income before income taxes	$8,432	$9,559
Income tax expense	1,592	1,745
Net income	$6,840	$7,814

FIRST NATIONAL CORPORATION

Year-to-Date Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Nine Months Ended
	September 30,	September 30,
	2019	2018
Common Share and Per Common Share Data
Net income, basic	$1.38	$1.58
Weighted average shares, basic	4,963,571	4,952,351
Net income, diluted	$1.38	$1.58
Weighted average shares, diluted	4,966,384	4,954,955
Shares outstanding at period end	4,968,277	4,956,925
Tangible book value at period end	$15.11	$12.72
Cash dividends	$0.27	$0.15

Key Performance Ratios
Return on average assets	1.19%	1.38%
Return on average equity	12.85%	17.17%
Net interest margin	3.91%	3.89%
Efficiency ratio (1)	66.93%	63.07%

Average Balances
Average assets	$770,777	$754,856
Average earning assets	721,899	707,998
Average shareholders’ equity	71,148	60,848

Asset Quality
Loan charge-offs	$603	$795
Loan recoveries	306	170
Net charge-offs	297	625

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$21,625	$19,768
Interest income – investments and other	2,966	3,211
Interest expense – deposits	(3,062)	(1,957)
Interest expense – federal funds purchased	(1)	—
Interest expense – subordinated debt	(269)	(269)
Interest expense – junior subordinated debt	(322)	(292)
Interest expense – other borrowings	(2)	—
Total net interest income	$20,935	$20,461
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$30	$33
Tax benefit realized on non-taxable interest income – municipal securities	126	121
Total tax benefit realized on non-taxable interest income	$156	$154
Total tax-equivalent net interest income	$21,091	$20,615

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes; however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.